As filed with the Securities and Exchange Commission on June 10, 1996
                         Registration No. __________

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
           Registration Statement under the Securities Act of 1933

                              Ampex Corporation
            (Exact name of Registrant as specified in its charter)

         Delaware                                        13-3667696
     (State of incorporation)           (I.R.S. employer identification number)

                                 500 Broadway
                     Redwood City, California 94063-3199
         (Address of principal executive offices, including zip code)

                 Ampex Corporation 1992 Stock Incentive Plan
                           (Full title of the plan)

                            Joel D. Talcott, Esq.

                              Ampex Corporation
                           500 Broadway, M.S. 3-36
                     Redwood City, California 940633-3199
                                (415) 367-3330
          (Name, address and telephone number of agent for service)

                                  Copies to:
                            David D. Griffin, Esq.
                                Battle Fowler
                             75 East 55th Street
                           New York, New York 10022


                       Calculation of Registration Fee

- ------------------------------------------------------------------------------------------------
Title of Securities   Amount to be          Proposed        Proposed            Amount of
to be Registered      Registered            Maximum         Maximum             Registration Fee
                                            Offering Price  Aggregate Offering
                                            Per Share       Price
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
Class A               2,000,000 shares (1) ($12.69 (1)      $25,380,000 (1)     $8,752
Common Stock
- ------------------------------------------------------------------------------------------------

(1) Represents additional shares available for grants of awards under the 1992 Stock Incentive Plan as of June 7, 1996. The offering price information is estimated as of June 6, 1996, pursuant to Rule 457, solely for the purpose of calculating the registration fee.


374104.1

This registration statement relates to 2,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Class A Stock") of the Registrant, reserved for issuance under the Ampex Corporation 1992 Stock Incentive Plan (the "Plan"). On April 12, 1994, the Registrant filed a Form S-8 Registration Statement (file no. 33-77664) to register 750,000 shares of Class A Stock reserved for issuance under the Plan, and on May 23, 1995, the Registrant filed a Form S-8 Registration Statement (file no. 33-92640) to register an additional 1,500,000 shares of Class A Stock reserved for issuance under the Plan. The contents of such Registration Statements are incorporated herein by reference.



Item 8   Exhibits


 4.03    Registrant's 1992 Stock Incentive Plan, as amended through June 7, 1996

 5.01    Opinion of Counsel

23.01    Consent of Counsel (included in Exhibit 5.01)

23.02    Consent of Coopers & Lybrand L.L.P.

24.01    Power of Attorney (see page 3)


374104.1

                               POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward J. Bramson and Craig L. McKibben or either of them, with full power to act, his attorney-in-fact, with the power of substitution for him in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 7, 1996.


                                    AMPEX CORPORATION


                              By:     /s/ Craig L. McKibben
                                    Craig L. McKibben
                                    Vice President, Treasurer and
                                      Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                       Date


Principal Executive Officer:


   /s/ Edward J. Bramson         Chairman and Chief Executive      June 7, 1996
- --------------------------         Officer
Edward J. Bramson


Principal Financial Officer
and Principal Accounting
Officer:


   /s/ Craig L. McKibben         Vice President, Treasurer         June 7, 1996
- ---------------------------        and Chief Financial Officer
Craig L. McKibben


Directors:


   /s/ Edward J. Bramson         Director                          June 7, 1996
- ----------------------------
Edward J. Bramson


- -----------------------------    Director                          June 7, 1996
Douglas T. McClure Jr.


     /s/ Craig L. McKibben       Director                          June 7, 1996
- ----------------------------
Craig L. McKibben


     /s/ Peter Slusser           Director                          June 7, 1996
- ----------------------------
Peter Slusser


     /s/ William A. Stolzfus     Director                          June 7, 1996
- ----------------------------
William A. Stolzfus, Jr.


374104.1
                                      3

                                 EXHIBIT INDEX


Exhibit Number      Description                                            Page

4.03                Registrant's 1992 Stock Incentive Plan,                   5
                      as amended through June 7, 1996

5.01                Opinion of Counsel                                       14

23.01               Consent of Counsel (included in Exhibit 5.01)            14

23.02               Consent of Coopers & Lybrand L.L.P.                      15

24.01               Power of Attorney (see page 3)                            3



374104.1
                                      4